UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 20, 2016

WP GLIMCHER INC.
(Exact name of registrant as specified in its charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 East Broad Street Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 621-9000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael P. Glimcher

On June 20, 2016, Mr. Glimcher and WP Glimcher Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Glimcher Separation Agreement”), pursuant to which Mr. Glimcher resigned as the Company’s Chief Executive Officer, Vice Chairman and as a member of the Company’s Board of Directors (the “Board”). The resignation was effective as of 7:00 a.m. Eastern time on June 20, 2016 (the “Separation Date”).

Pursuant to the Glimcher Separation Agreement:

1.
The Company will pay Mr. Glimcher his annual base salary for fiscal year 2016 as well as accrued but unused vacation pay and all business expenses not previously reimbursed through the Separation Date;

2.	The Company will pay Mr. Glimcher $7,576,500, which represents the severance calculation under Mr. Glimcher’s Severance Benefits Agreement dated June 11, 1997, as amended; and

3.
Pursuant to the terms of his Employment Agreement and Severance Benefits Agreement, the vesting of Mr. Glimcher’s equity was accelerated as follows: (i) 596,307 restricted common shares; (ii) 79,849 LTIP units of Washington Prime Group, L.P. (“WPGLP”) awarded to Mr. Glimcher in 2015; and (iii) 94,527 LTIP units of WPGLP awarded to Mr. Glimcher in 2016.

Payment shall be made to Mr. Glimcher on June 28, 2016, less any necessary tax withholdings. Additionally, if, in the opinion of Mr. Glimcher’s tax counsel reasonably acceptable to the Company, Mr. Glimcher has or will receive any compensation or recognize any income that will constitute an “excess parachute payment” within Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company will pay an “additional amount” equal to (i) all taxes payable by Mr. Glimcher under Section 4999 of the Code with respect to all excess parachute payments (or otherwise), including such additional amount, plus (ii) all federal, state and local income taxes payable by Mr. Glimcher with respect to such additional amount (“Additional Payment”).

If Mr. Glimcher timely elects COBRA benefits, the Company will directly pay the applicable COBRA premium on Mr. Glimcher’s behalf for up to 18 months, subject to certain conditions.

The Company agreed to assign to Mr. Glimcher certain agreements, licenses and rights relating to the Company’s luxury suite at Ohio Stadium and the Company’s tickets to athletic events at The Ohio State University.

Upon shareholder approval of the corporate name change from WP Glimcher Inc. to Washington Prime Group Inc., the Company shall assign to Mr. Glimcher its right, title and interest to the glimcher.com internet domain name, the Glimcher logo, and irrevocably consents to Mr. Glimcher’s use of the “Glimcher” name in any future trade name or business endeavor. Mr. Glimcher consented to the use by the Company of the “Glimcher” name and Glimcher logo with respect to the Company’s subsidiaries and properties for a period of 12 months following the Separation Date.

Mr. Glimcher provided a release of the Company and its subsidiaries and affiliates and others, from all claims, other than claims in enforcing the Glimcher Separation Agreement, indemnification rights of Mr. Glimcher, any counterclaims Mr. Glimcher may have if the Company were to bring an action against him and any claims that Mr. Glimcher may have solely in his capacity as a shareholder of the Company.

The above description of the Glimcher Separation Agreement is qualified in its entirety by the terms of the Glimcher Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Niles C. Overly

On the Separation Date, Niles C. Overly and the Company entered into a Resignation and General Release Agreement (the “Overly Separation Agreement”), pursuant to which Mr. Overly resigned as a member of the Board.

Pursuant to the Overly Separation Agreement, the Company agreed to the following: (i) accelerate vesting of 12,060 restricted stock units; (ii) issue to Mr. Overly 22,995 common shares of the Company in satisfaction of its obligation to issue shares of the Company’s common shares upon Mr. Overly’s resignation as a director pursuant to his 2016 restricted stock unit award agreement and in satisfaction of Mr. Overly’s 10,935 vested restricted stock units; and (iii) pay $20,000 cash as a quarterly payment of the annual director fees. Additionally, with respect to Mr. Overly’s stock options, Mr. Overly shall have 90 days from the Separation Date to exercise such stock options.

Mr. Overly provided a release to the Company and its subsidiaries and affiliates and others, from all claims, other than claims in enforcing the Overly Separation Agreement, indemnification rights of Mr. Overly, any counterclaims Mr. Overly may have if the Company were to bring an action against him, and any claims that Mr. Overly may have solely in his capacity as a shareholder of the Company.

The above description of the Overly Separation Agreement is qualified in its entirety by the terms of the Overly Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.

John F. Levy and John J. Dillon III

On June 20, 2016, the Board appointed John F. Levy and John J. Dillon III as directors of the Board in order to fill the vacancies created by the resignations of Messrs. Glimcher and Overly. In connection therewith, the Board appointed Mr. Levy as a member and Chair of the Audit Committee and as a member of the Governance and Nominating Committee, and Mr. Dillon as a member and Chair of the Compensation Committee and as a member of the Audit Committee. In connection with their appointments, each of Messrs. Levy and Dillon shall be entitled to an annual aggregate amount of $230,000 in respect of their services to the Company, of which $120,000 is payable in the form of equity on the date of appointment and $110,000 is payable in cash in ratable quarterly installments.

Louis G. Conforti

On June 20, 2016, the Board appointed Louis G. Conforti, a current director of the Company, as Interim Chief Executive Officer of the Company. Mr. Conforti will remain as a member of the Board. In connection with the foregoing, the Company entered into an agreement with Mr. Conforti, effective as of June 20, 2016 (the “Conforti Agreement”).

As Interim Chief Executive Officer and pursuant to the terms of the Conforti Agreement, Mr. Conforti will receive a cash compensation package as follows: (i) base salary of $1,825,000 for the period beginning on June 20, 2016 and ending six months thereafter (the “Initial Term”), and (ii) a $500,000 relocation amount; provided that if the Company does not execute an employment agreement with Mr. Conforti within the Initial Term, then the Initial Term will be automatically renewed for an additional six-month period (the “Second Term”), and Mr. Conforti will be entitled to a base salary of $2,325,000 for such Second Term.

The above description of the Conforti Agreement is qualified in its entirety by the terms of the Conforti Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by this reference.

Louis G. Conforti, 51, became a director of the Company on May 27, 2014. Since April 2014, Mr. Conforti has been a Principal/Executive Director of Colony Capital, Inc. as the Global Head of Strategy as well as focusing on publicly traded investing. Since December 2013, Mr. Conforti was Managing Director of Balyasny Asset Management LP, an alternative investment manager firm. Prior, Mr. Conforti was Global Head of Real Estate for UBS O’Connor, the alternative investment management division of UBS AG, a financial services firm, from October 2008 to November 2013. During that time, he also served as Senior Portfolio Manager of O’Connor Colony Property Strategies, a partnership with Colony Capital LLC. Previously, he was Managing Director and Head of Real Estate Investments at the hedge fund firm of Stark Investments, from January 2005 to October 2008. His predecessor real estate hedge fund, The Greenwood Group, was acquired by Stark Investments in January 2005. Mr. Conforti served as Co-President and Chief Financial Officer of Prime Group Realty Trust, a publicly traded office and industrial property real estate investment trust, from June 2000 to October 2003, as its Executive Vice President Capital Markets, from June 1988 to November 1999, and as its Senior Vice President Capital Markets, from June 1998 to November

1999. Prior to that, Mr. Conforti worked at the investment banking firms of CIBC World Markets and Alex. Brown & Sons within their real estate investment banking and capital markets divisions.

In connection with becoming the Company’s Interim Chief Executive Officer, the Board removed Mr. Conforti from his positions as the Chair of the Audit Committee and as a member of the Compensation Committee. The Board appointed John F. Levy, a newly appointed member of the Board, to replace Mr. Conforti as Chair of the Audit Committee and John J. Dillon III, a newly appointed member of the Board, to replace Mr. Conforti as a member of the Compensation Committee.

Mark S. Ordan

On June 20, 2016, Mark S. Ordan resigned as Chairman of the Board. Mr. Ordan will remain as a director of the Company.

Robert J. Laikin

On June 20, 2016, the Board appointed Robert J. Laikin, a current director of the Company, as non-executive Chairman of the Board. In connection with becoming the non-executive Chairman of the Board, Mr. Laikin’s role as Lead Independent Director has been eliminated. Mr. Laikin will continue to serve on the Governance and Nominating and Compensation Committees of the Board.

The Company expects to take a charge in the second quarter of 2016 associated with severance and related costs due to the management changes described above and fees and expenses incurred in connection with our investigation of various strategic alternatives. The charge is estimated in a range of $18 to $19 million, of which approximately $8 million relates to non-cash items. The estimate excludes any potential Additional Payment made to Mr. Glimcher in connection with his separation.

Item 8.01. Other Events
The Company will include a proposal to change its name to Washington Prime Group Inc. at its annual meeting of shareholders scheduled to be held on August 30, 2016.
Shareholder proposals must be submitted to the Company for inclusion in the Company’s proxy materials for the 2016 annual meeting of shareholders by June 30, 2016.

Item 9.01.  Financial Statements and Exhibits.

10.1	Separation Agreement and General Release by and between WP Glimcher Inc. and Michael P. Glimcher, dated as of June 20, 2016
10.2	Resignation and General Release by and between WP Glimcher Inc. and Niles C. Overly, dated as of June 20, 2016
10.3	Agreement by and between WP Glimcher Inc. and Louis G. Conforti, dated as of June 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WP GLIMCHER INC.

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date:	June 24, 2016

Exhibit List

10.1	Separation Agreement and General Release by and between WP Glimcher Inc. and Michael P. Glimcher, dated as of June 20, 2016
10.2	Resignation and General Release by and between WP Glimcher Inc. and Niles C. Overly, dated as of June 20, 2016
10.3	Agreement by and between WP Glimcher Inc. and Louis G. Conforti, dated as of June 20, 2016